                                                                    EXHIBIT (11)
                              IN HOME HEALTH, INC.
                        COMPUTATION OF PER SHARE EARNINGS
        FOR THE THREE AND SIX MONTH PERIODS ENDED MARCH 31, 1996 AND 1995
                 (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                 Three Months Ended              Six Months Ended
                                                      March 31                       March 31
                                               -----------------------       -----------------------
                                                 1996           1995           1996            1995
                                               -------         -------       -------         -------
PRIMARY:
Net Income                                     $   126         $   421       $   224         $   843

Preferred stock accretion                          (73)            --           (121)            --
Dividends on preferred stock                      (599)            --         (1,053)            --
                                               -------         ------        -------         ------
Earnings (loss) applicable to common stock     $  (546)        $   421       $  (950)        $   843
                                               -------         ------        -------         ------
                                               -------         ------        -------         ------

Shares:
   Weighted average number of shares
     outstanding during the period              16,290          15,988        16,288          15,970
   Shares issuable in connection with stock
     options and warrants less shares
     assumed purchasable from proceeds             153             260           170             235
                                               -------         ------        -------         ------

Total shares                                    16,443          16,248        16,458          16,205
                                               -------         ------        -------         ------
                                               -------         ------        -------         ------

Earnings (Loss) per Common and
   Common Equivalent Share                     $  (.03)        $   .03       $  (.06)        $   .05
                                               -------         ------        -------         ------
                                               -------         ------        -------         ------

ASSUMING FULL DILUTION (1):
Net Income                                     $   126         $   421       $   224         $   843

Preferred stock accretion                          (73)            --           (121)            --
Dividends on preferred stock                      (599)            --         (1,053)            --
                                               -------         ------        -------         ------
Earnings (loss) applicable to common stock     $  (546)        $   421       $  (950)        $   843
                                               -------         ------        -------         ------
                                               -------         ------        -------         ------

Shares:
   Weighted average number of shares
     outstanding during the period              16,290          15,988        16,288          15,970
   Shares issuable in connection with stock
     options and warrants less shares
     assumed purchasable from proceeds             157             310           170             275
                                               -------         ------        -------         ------

Total shares                                    16,447          16,298        16,458          16,245
                                               -------         ------        -------         ------
                                               -------         ------        -------         ------

Earnings (Loss) per Common and
   Equivalent Share                            $  (.03)        $   .03       $  (.06)        $   .05
                                               -------         ------        -------         ------
                                               -------         ------        -------         ------


(1) Because assumed conversion of redeemable preferred stock would be antidilutive, fully diluted earnings per share is equivalent to primary earnings per share with respect to the preferred stock.

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